EXHIBIT 4.3

                              CERTIFICATE OF TRUST

         The undersigned, the trustees of Comcast Corporation Trust I desiring to form a business trust pursuant to Section 3810 of the Delaware Business Trust Act, 12 Del. C. Section 3810, hereby certify as follows:

         (a) The name of the business trust being formed hereby (the "Trust") is "Comcast Corporation Trust I".

         (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                        Puglisi & Associates
                        850 Library Avenue
                        Suite 204
                        Newark, Delaware 19711

         (c) This Certificate of Trust shall be effective as of the date of filing.

Dated: June 16, 1999

                                                 /s/ Donald J. Puglisi
                                                 -------------------------------
                                                 Name: Donald J. Puglisi
                                                 Title: Trustee


                                                 /s/ William E. Dordelman
                                                 -------------------------------
                                                 Name: William E. Dordelman
                                                 Title: Trustee